[TRINITY ADVISORS LOGO]]



November 1, 2006

Mr. Milton Todd Ault III
Patient Safety Technologies, Inc.
1800 Century Park East
Suite 200
Los Angeles, CA 90067

                             Re: TURNAROUND SERVICES

Dear Mr. Ault:


1.   INTRODUCTION

     This letter confirms that we, Trinity River Advisors, LLP. ("TRA"), have been retained by you, Patient Safety Technology, Inc (the "Company"), to provide certain financial advisory and consulting services (the "Services") set out below. This letter of engagement (the "Engagement") and the related Standard Terms and Conditions constitute the engagement contract (the "Engagement Contract") pursuant to which the Services will be provided.

2.   SCOPE OF SERVICES

     The Services, to be performed at your direction, will be carried in two phases and include the following:

     Phase I:

          o Situational assessment of Company condition with particular reference to assessment of immediate and short term cash needs

          o    Securing of bridge financing

          o    Control of all immediate and pending expenditures

          o    Control and reduction of the Company's cash burn

          o    Review  and  management  of  any   outstanding   debt  and  other
               liabilities

          o    Control and preservation of Company assets

          o    Other services as agreed between TRA and the Company


     Phase II:

          o Provision of Chief Restructuring Officer to take responsibility for Company turnaround commencing with the management of day to day operations

          o Production of detailed restructuring plan to satisfy both turnaround and growth objectives of the Company to include capitalization alternatives for the Company and assessment of Terminal Value

          o Sourcing of capital to finance agreed restructuring plan and future growth

          o    Other services as agreed between TRA and the Company

            1700 PACIFIC AVENUE o SUITE 2600 o DALLAS, TEXAS 75201 o
                      TEL 214.840.5300 o FAX 214.840.5301

Patient Safety Technologies, Inc.
November 1, 2006

     The Services may be performed by TRA or by any subsidiary of TRA, as TRA shall determine. TRA may also provide Services through its or its subsidiaries' agents or independent contractors. References herein to TRA and its employees shall be deemed to apply also, unless the context shall otherwise indicate, to employees of each such subsidiary and to any such agents or independent contractors and their employees.

     The Services, as outlined above, are subject to change as mutually agreed between us.

     As part of the Services, TRA may be requested to assist the Company (and its legal or other advisors) in negotiating with the Company's creditors and equity holders and with other interested parties. In the event that we participate in such negotiations, the representations made and the positions advanced will be those of the Company and its management, not TRA or its employees.

3.   Fees

     Phase I:
     For services rendered in connection with Phase 1 of this assignment, the Company agrees to pay TRA a weekly, non-refundable advisory fee of $15,000 per week, payable in advance on the first business day of each week.

     Phase II:
     For services rendered in connection with Phase II of this assignment the Company agrees to pay TRA a weekly, non-refundable advisory fee of $15,000 per week, payable on the first business day of each week, plus a success fee. The Company agrees that the definition and terms of such success fee will be mutually agreed between us prior to the commencement of Phase II.

     In addition to the fees outlined above, TRA will bill for reasonable direct expenses which are likely to be incurred on your behalf during this Engagement. Direct expenses include reasonable and customary out-of-pocket expenses which are billed directly to the engagement such as certain telephone, overnight mail, messenger, travel, meals, accommodations and other expenses specifically related to the engagement. Further, if TRA and/or any of its employees are required to testify or provide evidence at or in connection with any judicial or administrative proceeding relating to this matter, TRA will be compensated by you at its regular hourly rates and reimbursed for reasonable allocated and direct expenses (including counsel fees) with respect thereto.

     Based on our initial understanding of the matter and our scope of work, our retainer in this matter has been sized at $60,000. The retainer, which is to be paid by the Company upon the execution of this Engagement Contract, is typically held and applied to our final bill for the Services, with any excess amounts refunded to the Company. We reserve the right, however, to apply the retainer to our fees as the Engagement proceeds. The retainer is not intended to be an estimate for the total cost of the work to be performed.

     If we do not receive payment of the retainer or any invoice within 15 days of the invoice date, we shall be entitled, without prejudice to any other rights that we may have, to immediately suspend provision of the Services until all sums due are paid in full.

Patient Safety Technologies, Inc.
November 1, 2006

4.   TERMS AND CONDITIONS

     The attached Standard Terms and Conditions set forth the duties of each party with respect to the Services. Further, this letter and the Standard Terms and Conditions attached comprise the entire Engagement Contract for the provision of the Services to the exclusion of any other express or implied terms, whether expressed orally or in writing, including any conditions, warranties and representations, and shall supersede all previous proposals, letters of engagement, undertakings, agreements, understandings, correspondence and other communications, whether written or oral, regarding the Services.

5.   CONFLICTS OF INTEREST

     At this time TRA is unaware of relationships with potential interested parties (the "Potentially Interested Parties") that may be preclude us from performing the Services. However, as you know, TRA is regularly engaged by new clients, which may include one or more of the Potentially Interested Parties. We will not knowingly accept an engagement that directly conflicts with this Engagement without your prior written consent.

6.   ACKNOWLEDGEMENT AND ACCEPTANCE

     Please acknowledge your acceptance of the terms of this Engagement Contract by signing both the confirmation below and the attached Standard Terms and Conditions and returning a copy of each to us at the above address.

If you have any questions regarding this letter or the attached Standard Terms and Conditions, please do not hesitate to contact Nicholas Foley at (214) 840 5300.

Yours faithfully,


TRINITY RIVER ADVISORS, LLP.

By:      /s/  Nicholas Foley
         -----------------------------------
         Nicholas Foley

Attachment - As stated

Patient Safety Technologies, Inc.
November 1, 2006

CONFIRMATION OF TERMS OF ENGAGEMENT

WE AGREE TO ENGAGE TRINITY RIVER ADVISORS, LLP. UPON THE TERMS SET FORTH HEREIN AND IN THE ATTACHED STANDARD TERMS AND CONDITIONS.

Patient Safety Technologies, Inc.

By:      /s/ Milton Todd Ault III
         --------------------------------------------
         Milton Todd Ault III


Date:     Nov 1, 2006
         --------------------------------------------

                          TRINITY RIVER ADVISORS, LLP.

                          STANDARD TERMS AND CONDITIONS

The following are the Standard Terms and Conditions on which we will provide the Services to you set forth within the attached letter of engagement with Patient Safety Technologies, Inc dated November 1, 2006. The Engagement letter and the Standard Terms and Conditions (collectively the "Engagement Contract") form the entire agreement between us relating to the Services and replace and supersede any previous proposals, letters of engagement, undertakings, agreements, understandings, correspondence and other communications, whether written or oral, regarding the Services. The headings and titles in the Engagement Contract are included to make it easier to read but do not form part of the Engagement Contract.

1.   REPORTS AND ADVICE

1.1 USE AND PURPOSE OF ADVICE AND REPORTS - Any advice given or report issued by us is provided solely for your use and benefit and only in connection with the purpose in respect of which the Services are provided. Unless required by law, you shall not provide any advice given or report issued by us to any third party, or refer to us or the Services, without our prior written consent. In no event, regardless of whether consent has been provided, shall we assume any responsibility to any third party to which any advice or report is disclosed or otherwise made available.

2.   INFORMATION AND ASSISTANCE

2.1 PROVISION OF INFORMATION AND ASSISTANCE - Our performance of the Services is dependent upon your providing us with such information and assistance as we may reasonably require from time to time.

2.2 PUNCTUAL AND ACCURATE INFORMATION - You shall use reasonable skill, care and attention to ensure that all information we may reasonably require is provided on a timely basis and is accurate and complete and relevant for the purpose for which it is required You shall also notify us if you subsequently learn that the information provided is incorrect or inaccurate or otherwise should not be relied upon.

2.3 NO ASSURANCE ON FINANCIAL DATA - While our work may include an analysis of financial and accounting data, the Services will not include an audit, compilation or review of any kind of any financial statements or components thereof. Company management will be responsible for any and all financial information they provide to us during the course of this Engagement, and we will not examine or compile or verify any such financial information. Moreover, the circumstances of the Engagement may cause our advice to be limited in certain respects based upon, among other matters, the extent of sufficient and available data and the opportunity for supporting investigations in the time period. Accordingly, as part of this Engagement, we will not express any opinion or other form of assurance on financial statements of the Company.

2.4 PROSPECTIVE FINANCIAL INFORMATION - In the event the Services involve prospective financial information, our work will not constitute an examination or compilation, or apply agreed-upon procedures, in accordance with standards established by the American Institute of Certified Public Accountants or otherwise, and we will express no assurance of any kind on such information. There will usually be differences between estimated and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. We will take no responsibility for the achievability of results or events projected or anticipated by the management of the Company.

3.   ADDITIONAL SERVICES

3.1 RESPONSIBILITY FOR OTHER PARTIES - You shall be solely responsible for the work and fees of any other party engaged by you to provide services in connection with the Engagement regardless of whether such party was introduced to you by us. Except as provided in this Engagement Contract, we shall not be responsible for providing or reviewing the advice or services of any such third party, including advice as to legal, regulatory, accounting or taxation matters. Further, we acknowledge that we are not authorized under our Engagement Contract to engage any third party to provide services or advice to you, other than our agents or independent contractors engaged to provide Services, without your written authorization.

4.   CONFIDENTIALITY

4.1 RESTRICTIONS ON CONFIDENTIAL INFORMATION - Both parties agree that any confidential information received from the other party shall only be used for the purposes of providing or receiving Services under this or any other contract between us. Except as provided below, neither party will disclose the other party's confidential information to any third party without the other party's consent. Confidential information shall not include information that:

     4.1.1 is or becomes generally available to the public other than as a result of a breach of an obligation under this Clause 4.1;

     4.1.2 is acquired from a third party who, to the recipient party's knowledge, owes no obligation of confidence in respect of the information; or

     4.1.3     is or has been independently developed by the recipient.

4.2 DISCLOSING CONFIDENTIAL INFORMATION - Notwithstanding Clause 1.1 or 4.1 above, either party will be entitled to disclose confidential information of the other to a third party to the extent that this is required by valid legal process, provided that (and without breaching any legal or regulatory requirement) where reasonably practicable not less than 2 business days' notice in writing is first given to the other party.

4.3 CITATION OF ENGAGEMENT - Without prejudice to Clause 4.1 and Clause 4.2 above, to the extent our engagement is or becomes known to the public, we may cite the performance of the Services to our clients and prospective clients as an indication of our experience, unless we and you specifically agree otherwise in writing.

4.4 INTERNAL QUALITY REVIEWS - Notwithstanding the above, we may disclose any information referred to in this Clause 4 to any other TRA entity or use it for internal quality reviews.

4.5 MAINTENANCE OF WORKPAPERS - Notwithstanding the above, we may keep one archival set of our working papers from the Engagement, including working papers containing or reflecting confidential information, in accordance with our internal policies.

5.   TERMINATION

5.1 TERMINATION OF ENGAGEMENT WITH NOTICE - Either party may terminate the Engagement Contract for whatever reason upon written notice to the other party. Upon receipt of such notice, we will stop all work immediately. You will be responsible for all fees and expenses incurred by us through the date the termination notice is received. The success fee to be negotiated prior to Phase II of the engagement will be subject to a survivability clause to be agreed as part of that success fee arrangement.

5.2 CONTINUATION OF TERMS - The terms of the Engagement that by their context are intended to be performed after termination or expiration of this Engagement Contract, including but not limited to, Clauses 3 and 4 of the Engagement letter, and Clauses 1.1, 4, 6 and 7 of the Standard Terms and Conditions, are intended to survive such termination or expiration and shall continue to bind all parties.

6.   INDEMNIFICATION AND LIABILITY LIMITATION; WAIVER OF JURY TRIAL

6.1 INDEMNIFICATION - You agree to indemnify and hold harmless TRA and any of its subsidiaries and affiliates, officers, directors, principals, shareholders, agents, independent contactors and employees (collectively "Indemnified Persons") from and against any and all claims, liabilities, damages, obligations, costs and expenses (including reasonable attorneys' fees and expenses and costs of investigation) arising out of or relating to your retention of TRA, the execution and delivery of this Engagement Contract, the provision of Services or other matters relating to or arising from this Engagement Contract, except to the extent that any such claim, liability, obligation, damage, cost or expense shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted.

6.2 LIMITATION OF LIABILITY - You agree that no Indemnified Person shall have any liability as a result of your retention of TRA, the execution and delivery of this Engagement Contract, the provision of Services or other matters relating to or arising from this Engagement Contract, other than liabilities that shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted. Without limiting the generality of the foregoing, in no event shall any Indemnified Person be liable for consequential, indirect or punitive damages, damages for lost profits or opportunities or other like damages or claims of any kind.

6.3 WAIVER OF JURY TRIAL -TO FACILITATE JUDICIAL RESOLUTION AND SAVE TIME AND EXPENSE, YOU AND TRA IRREVOCABLY AND UNCONDITIONALLY AGREE NOT TO DEMAND A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE SERVICES OR ANY SUCH OTHER MATTER.

7. GOVERNING LAW AND JURISDICTION-The Engagement Contract shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the choice of law provisions thereof. The United States District Court for the Southern District of New York and the appropriate Courts of the State of New York sitting in the Borough of Manhattan, City of New York shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning the Engagement Contract and any matter arising from it. The parties submit to the jurisdiction of such Courts and irrevocably waive any right they may have to object to any action being brought in these Courts, to claim that the action has been brought in an inconvenient forum or to claim that those Courts do not have jurisdiction.


TRINITY RIVER ADVISORS, LLP

CONFIRMATION OF  STANDARD TERMS AND CONDITIONS

We agree to engage Trinity River Advisors, LLP. upon the terms set forth in these Standard Terms and Conditions as outlined above.


Patient Safety Technologies, Inc.


By:     /S/ Milton Todd Ault III
         --------------------------------------------
         Milton Todd Ault III


Date:    Nov 1, 2006
         --------------------------------------------